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Exhibit 23.1


               Consent of Independent Certified Public Accountants


West Coast Entertainment Corporation
9998 Global Road, 2nd Floor
Philadelphia, Pennsylvania  19115


We hereby consent to the incorporation by reference in the registration statement of West Coast Entertainment Corporation on Form S-8 (File Nos. 333-31831, 333-14405, 33-14411 and 333-1109) of our report dated May 12, 2000 on our audits of the consolidated financial statements of West Coast Entertainment Corporation as of February 6, 2000 and January 31, 1999, which report is included in this Annual Report on Form 10-K.



BDO Seidman, LLP



Los Angeles, California
May 22, 2000